EXHIBIT 10.1

AMENDED AND RESTATED AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT (the “Agreement”) is made by and entered into between INTERNATIONAL SHIPHOLDING CORPORATION (hereinafter referred to as “ISC”), a Delaware corporation appearing herein through Gary L. Ferguson, its duly authorized Vice President and Chief Financial Officer, and ERIK F. JOHNSEN (hereinafter referred to as “Employee”), an employee of ISC.

WHEREAS, ISC desires to assure itself of the continuing services of Employee in his present capacity or in such other capacity as may be properly designated by the board of directors of ISC from time to time;

WHEREAS, Employee wishes to be assured that his family will be entitled to a certain amount of benefits in the event of his death; and

WHEREAS, the parties hereto wish to provide the terms and conditions upon which ISC or one of its subsidiaries shall pay such death benefits to Employee’s family after his death.

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

1.

Upon the death of Employee, if he is then employed by IS or has terminated his employment at ISC by reason of retirement, inability to continue because of disability or illness, or because of his discharge without cause, ISC shall pay to Karen J. Baldwin, Erik L. Johnsen, Anne J. Bailey, R. Christian Johnsen, Ann Koerner, John M. Parker, Kathryn P. Brown and C.C. Langenstein (collectively, the “Designated Beneficiaries”), a one-time aggregate lump sum payment of $626,197 (such amount being divided equally among the Designated Beneficiaries) within 30 days of the date of Employee’s death, provided that in the event any Designated Beneficiary predeceases Employee, ISC shall pay such predeceased Designated Beneficiary’s portion of such payment to the then living children of such predeceased Designated Beneficiary.

2.

In consideration of the foregoing agreement of ISC and of the payments to be made by ISC pursuant thereto, Employee hereby agrees that, so long as he remains in the active employ of ISC, he will devote substantially all of his time, skill, diligence and attention to the business of ISC and will not actively engage, either directly or indirectly, in any business or other activity adverse to the best interests of the business of ISC.

3.

Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between ISC and Employee, Employee’s beneficiaries hereunder or any other person.

4.

The payments to Employee’s beneficiaries hereunder shall be made from assets which shall continue, for all purposes, to be part of the general assets of ISC, and no person shall have any interest in such assets by virtue of the provisions of this Agreement.  To the extent that any person acquires a right to receive payments from ISC under the provisions of this Agreement, such rights shall be no greater than the right of any unsecured general creditor of ISC.

5.

ISC shall make all determinations as to the rights to benefits under the Agreement, and the board of directors of ISC shall have full power and authority to interpret, construe and administer this Agreement.  In the event that, in its discretion, ISC purchases an insurance policy or policies insuring the life of Employee to allow ISC to recover, in whole or in part, the cost of providing the benefits hereunder, neither Employee nor his beneficiaries hereunder shall have any rights whatsoever therein, and ISC shall be the sole owner and beneficiary thereof and shall possess and may exercise all incidents of ownership therein.

6.

Neither Employee nor his beneficiaries hereunder shall have any power or right to transfer, assign, anticipate, or otherwise encumber any part or all of the amounts payable hereunder, nor shall such amounts be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death of Employee or any beneficiary hereunder.

7.

This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

8.

This Agreement amends, restates and supersedes and takes the place of the agreement between the parties dated March 8, 1990 and the agreement dated March 8, 1990 shall have no further force and effect.

9.

This Agreement shall be binding upon and inure to the benefit of ISC and its successors and assigns, and Employee, his successors, assigns, heirs, executors, administrators and beneficiaries.

10.

This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the state of Louisiana.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 23rd day of June, 2005.

WITNESSES:

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Kathryn Stone

BY:

/s/ Gary L. Ferguson

Gary L. Ferguson,

/s/ Deanie E. Jones

Vice President and Chief Financial Officer

/s/ Maria L. Curow

/s/ Erik F. Johnsen

Erik F. Johnsen

/s/ Deanie E. Jones